Exhibit 99.1
AWH ANNOUNCES Q1 2023 FINANCIAL RESULTS
Reported Record Quarterly Revenue Since Company Inception
Achieved $114.2M Net Revenue in Q1 2023, a 34.2% Increase Year-Over-Year and 1.9% Increase Quarter-Over-Quarter
Generates Positive Cash from Operations for First Quarter Since Company Inception
NEW YORK, NY, May 9, 2023 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company” or “Ascend”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the three months ending March 31, 2023 (“Q1 2023”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q1 2023 Financial Highlights
•Gross Revenue increased 39.5% year-over-year and 4.9% quarter-over-quarter to $141.2 million.
•Net revenue, which excludes intercompany sale of wholesale products, increased 34.2% year-over-year and 1.9% quarter-over-quarter to $114.2 million.
•Retail revenue increased 30.7% year-over-year but decreased 1.8% quarter-over-quarter to $82.7 million.
•Gross wholesale revenue increased 54.0% year-over-year and 16.3% quarter-over-quarter to $58.4 million. Wholesale, net of intercompany sales, increased 44.2% year-over-year and 13.0% quarter-over-quarter to $31.4 million.
•Net loss of $18.5 million during the quarter, represented an improvement compared to a net loss of $27.8 million in Q1 2022 and $15.1 million in Q4 2022.
•Adjusted EBITDA1 was $23.3 million, representing a 20.4% margin. Adjusted EBITDA increased 42% and margins expanded 118 basis points year-over-year. Margins declined 473 basis points quarter-over-quarter.
•As of March 31, 2023, cash and cash equivalents were $73.3 million, and net debt2 was $250.8 million.
Business Highlights
•During the quarter, the Company opened outlet dispensaries in New Bedford, Massachusetts and Grand Rapids, Michigan. Subsequent to the quarter, the Company opened an outlet dispensary in
1    Adjusted EBITDA/margin and Adjusted Gross Profit/margin are a non-GAAP financial measures. Please see the “GAAP Reconciliations” at the end of this release.
2    Total debt less cash and cash equivalents less unamortized deferred financing costs.

Tinley Park, Illinois. Including the Scranton, Pennsylvania and Wayne, Pennsylvania dispensaries, the Company now operates five outlet dispensaries across the business.
•Subsequent to the quarter, the Company closed the acquisition of four dispensaries in Maryland from Devi Holdings, Inc. This marks the AWH’s expansion to the seventh state with a total of 31 operating dispensaries across all seven states.
•During the quarter, the Company had the first harvest at its Smithfield, Pennsylvania cultivation facility and made the first sale of product produced from that facility to its two retail dispensaries in Pennsylvania.
•Subsequent to the quarter, the Company announced it was appointing John Hartmann as permanent Chief Executive Officer of the company effective May 15th, 2023.
Management Commentary
“I am proud of the team for delivering record revenue and the first quarter of positive cash from operations in the quarter, despite the competitive industry dynamics,” said Abner Kurtin, Executive Chairman. “Additionally, as announced in a release published earlier today, I look forward to welcoming John Hartmann, our new CEO, when he joins Ascend on May 15th as Ascend transitions from a founder-led management team to a professional-led organization.”

Frank Perullo, Interim Co-CEO and President, commented, “During the quarter our team opened two outlet dispensaries to great success. We are happy with the traction the outlet model is generating in select markets. Subsequent to the quarter, we were also pleased to close on the transaction of four dispensaries in Maryland and are working hard to integrate these assets and get ready to commence adult-use sales at the start of the program expected in July. We were proud to generate nearly $6 million in cash from operations during the quarter. Ascend’s balance sheet remains one of our top priorities and we are laser focused on cash generation and committed to generating cash from operations for the full year 2023.”
Q1 2023 Financial Overview
Net revenue increased 1.9% quarter-over-quarter, primarily driven by opening of New Bedford, Massachusetts dispensary, the full quarter benefit of adult use sales at the Fort Lee, New Jersey dispensary, and increases in third-party wholesale sales in New Jersey, Massachusetts, and Illinois.
Total retail revenue in the first quarter of 2023 was $82.7 million, which represents a 1.8% decrease compared to the prior quarter and was driven by: the full quarter benefit of adult-use sales at Fort Lee, New Jersey and the opening of a dispensary in New Bedford, Massachusetts, being fully offset by declines in retail revenue in southern Illinois due to the start of adult-use in neighboring Missouri.
Gross wholesale revenue was $58.4 million, a 16.3% sequential increase, driven by growth in wholesale sales Massachusetts, New Jersey, Illinois, and Ohio. Net wholesale revenue, excluding intercompany sales, increased 13.0% sequentially to $31.4 million, driven by third-party sales increases in New Jersey, Massachusetts, and Illinois, partially offset by declines in Michigan.
Q1 2023 gross profit was $35.7 million, or 31.3% of revenue, compared to $41.5 million, or 37.0% of revenue, in the prior quarter. Q1 2023 Adjusted Gross Profit1 was $47.6 million, or 41.7% of revenue, compared to $53.5 million, or 47.7% of revenue, in the prior quarter. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 margin decreased 601 basis points sequentially driven cultivation challenges in Franklin. New Jersey and pricing pressure and transaction declines in Southern Illinois retail.
Total Q1 2023 general and administrative (“G&A”) expenses were $35.4 million, compared to $36.1 million in the prior quarter as the Company completed workforce and other cost optimization measures. Total G&A expenses as a percentage of revenue improved from 32.2% of revenue in the prior quarter to 31.0% of revenue as the Company leveraged existing infrastructure and optimized the retail organizational structure.
Net loss in the first quarter of 2023 was $18.5 million, or a loss of $0.10 per basic and diluted share of Class A common stock, which was primarily driven by operating costs and tax expenses.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time in nature, was $23.3 million in Q1 2023. This represents an 17.3% decrease quarter-over-quarter driven by the aforementioned gross profit declines in the New Jersey wholesale and Illinois retail businesses. Adjusted EBITDA Margin1 of 20.4% represented a 473 basis point decrease compared to the prior quarter driven by the above gross profit margin declines being partially offset by workforce and cost optimization.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the United States Securities and Exchange Commission (“SEC”), including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on May 9, 2023 at 5:00 p.m. ET to discuss its financial results for the quarter ended March 31, 2023. The conference call may be accessed by dialing (888) 390-0605. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://www.awholdings.com/investors and will be archived for replay.

About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated multi-state cannabis operator with licenses and assets in Illinois, Michigan, Ohio, Massachusetts, New Jersey, Pennsylvania, and Maryland. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Simply Herb, Ozone, and Ozone Reserve branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s first quarter 2023 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking information and statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking information and statements. We caution investors that any such forward-looking statements and information are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.
Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR at www.sedar.com and with the SEC on its profile on EDGAR at www.sec.gov. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information or statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Contacts

Investor Contact
Rebecca Koar
IR@awholdings.com
Chief Financial Officer
Daniel Neville
(617) 453-4042 ext. 90102

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2023	2022
Revenue, net	$114,176	$85,090
Cost of goods sold	(78,472)	(61,643)
Gross profit	35,704	23,447
Operating expenses
General and administrative expenses	35,449	33,227
Settlement expense	—	5,000
Total operating expenses	35,449	38,227
Operating profit (loss)	255	(14,780)

Other (expense) income
Interest expense	(8,975)	(6,031)
Other, net	265	103
Total other expense	(8,710)	(5,928)
Loss before income taxes	(8,455)	(20,708)
Income tax expense	(10,017)	(7,107)
Net loss	$(18,472)	$(27,815)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.10)	$(0.16)
Weighted-average common shares outstanding — basic and diluted	188,487	172,494

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash provided by (used in) operating activities	$5,778	$(10,245)
Cash flows from investing activities
Reimbursements for (additions to) capital assets	3,442	(10,214)
Investments in notes receivable	(731)	(1,000)
Collection of notes receivable	82	82
Proceeds from sale of assets	—	35,400
Acquisition of businesses, net of cash acquired	(8,000)	(24,890)
Purchases of intangible assets	(472)	—
Net cash used in investing activities	(5,679)	(622)
Cash flows from financing activities
Repayments of debt	(786)	(786)
Repayments under finance leases	(63)	—
Debt issuance costs	—	(31)
Taxes withheld under equity-based compensation plans, net	(100)	—
Net cash used in financing activities	(949)	(817)
Net decrease in cash, cash equivalents, and restricted cash	(850)	(11,684)
Cash, cash equivalents, and restricted cash at beginning of period	74,146	155,481
Cash, cash equivalents, and restricted cash at end of period	$73,296	$143,797

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$73,296	$74,146
Inventory	98,360	97,532
Other current assets	32,552	27,065
Property and equipment, net	280,906	279,860
Operating lease right-of-use assets	106,050	108,810
Intangible assets, net	214,942	221,093
Goodwill	44,370	44,370
Other noncurrent assets	19,612	19,284
Total Assets	$870,088	$872,160

Total current liabilities	$109,812	$110,949
Long-term debt, net	321,417	319,297
Operating lease liabilities, noncurrent	242,888	229,816
Other noncurrent liabilities	47,010	48,683
Total stockholders’ equity	148,961	163,415
Total Liabilities and Stockholders’ Equity	$870,088	$872,160

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, start-up costs included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity-based compensation; equity-based compensation included in cost of goods sold; start-up costs; start-up costs included in cost of goods sold; transaction-related and other non-recurring expenses; litigation settlement; and gain or loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
($ in thousands)	2023	2022
Gross Profit	$35,704	$23,447
Depreciation and amortization included in cost of goods sold	6,327	2,943
Equity-based compensation included in cost of goods sold	50	3,995
Start-up costs included in cost of goods sold(1)	1,570	3,923
Non-cash inventory adjustments(2)	3,942	2,204
Adjusted Gross Profit	$47,593	$36,512
Adjusted Gross Margin	41.7%	42.9%
(1)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities.
(2)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items in Michigan and Massachusetts.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
($ in thousands)	2023	2022
Net loss	$(18,472)	$(27,815)
Income tax expense	10,017	7,107
Other (income) expense	(265)	(103)
Interest expense	8,975	6,031
Depreciation and amortization	13,719	5,675
Non-cash inventory adjustments(1)	3,942	2,204
Equity-based compensation	3,005	6,499
Start-up costs(2)	2,527	4,760
Transaction-related and other non-recurring expenses(3)	302	6,194
(Gain) loss on sale of assets	(442)	818
Litigation settlement	—	5,000
Adjusted EBITDA	$23,308	$16,370
Adjusted EBITDA Margin	20.4%	19.2%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items in Michigan and Massachusetts.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities. The 2023 amount includes a $491 fair value adjustment related to the pending Ohio Patient Access LLC acquisition earn-out.
(3)Legal and professional fees associated with litigation matters, potential acquisitions, and other regulatory matters and other non-recurring expenses.